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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 6, 2001 relating to the financial statements and financial statement schedule of Whitehall Jewellers, Inc., which appears in the Annual Report on Form 10-K of Whitehall Jewellers, Inc. for the fiscal year ended January 31, 2001.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Chicago, Illinois
September 28, 2001